Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the First Quarter of Fiscal Year 2023

– Year-over-year revenue grows 5%, operating profit up 5%, non-GAAP operating profit up 4%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 27, 2022 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended September 30, 2022.

First Quarter 2023 Highlights

All comparisons are to the prior year period

•	Revenue increased by 5% to $950.3 million; up 9% on a constant currency basis

•	Gross margin expanded by 90 bps to 56.9%; non-GAAP gross margin expanded by 40 bps to 57.6%

•	Income from operations increased 5%; non-GAAP operating profit up 4%

•	Diluted earnings per share of $1.43; non-GAAP diluted earnings per share of $1.51

“Our first quarter fiscal year 2023 results demonstrate strong sales growth in the Americas and solid overall performance for our businesses,” said Mick Farrell, ResMed’s CEO. “Our global ResMed team continues to power through the dynamic supply chain environment to increase production volumes and deliver more products and software solutions into the hands of people who need them. During the quarter we saw strong customer uptake of our reengineered AirSense 10 Card-to-Cloud device. We also continued to increase our access to semiconductor communications chips, allowing us to produce more of our industry-leading, 100%-connectable platforms. Looking ahead, we remain focused on delivering life-saving therapy solutions and driving accelerated adoption of digital health in sleep apnea, respiratory care, and out-of-hospital care. I am confident in our growth strategy and our ability to accelerate toward our goal of improving 250 million lives in 2025.”

RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2022	September 30, 2021	% Change	Constant Currency (A)
Revenue	$950.3	$904.0	5%	9%
Gross margin	56.9%	56.0%	2
Non-GAAP gross margin (B)	57.6%	57.2%	1
Selling, general, and administrative expenses	193.9	176.7	10	16
Research and development expenses	63.2	60.0	5	9
Income from operations	275.7	261.9	5
Non-GAAP income from operations (B)	290.8	280.7	4
Net income	210.5	203.6	3
Non-GAAP net income (B)	222.1	222.0	Nil
Diluted earnings per share	$1.43	$1.39	3
Non-GAAP diluted earnings per share (B)	$1.51	$1.51	Nil

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of First Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 9 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices as well as reduced competitive supply.

•

Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 18 percent, primarily due to the factors discussed above and recovery of core sleep patient flow that was previously impacted by COVID-19.

•	Revenue in Europe, Asia, and other markets declined by 6 percent on a constant currency basis.

•	Software-as-a-Service revenue increased by 9 percent, due to continued growth in our Home Medical Equipment vertical.

•

Gross margin increased by 90 basis points and non-GAAP gross margin increased by 40 basis points, mainly due to an increase in average selling prices, partially offset by unfavorable product mix and foreign currency movements.

•

Selling, general, and administrative expenses increased by 16 percent on a constant currency basis. SG&A expenses increased to 20.4 percent of revenue in the quarter, compared with 19.5 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee-related expenses and increases in travel expenses.

•	Income from operations increased by 5 percent and non-GAAP income from operations increased by 4 percent.

RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 3 of 10

•

Net income for the quarter was $210.5 million and diluted earnings per share was $1.43. Non-GAAP net income was $222.1 million, and non-GAAP diluted earnings per share was $1.51, both consistent with the same period of the prior year.

•	Operating cash flow for the quarter was $44.7 million, reflecting the impact of increases in working capital. During the quarter we paid $64.4 million in dividends.

Other Business and Operational Highlights

•

Announced the acquisition of mementor, a German pioneer and health tech startup that develops and distributes digital medical products in the field of sleep medicine and related areas. mementor offers the first permanently approved Digital Health Application (DiGA), somnio, eligible for reimbursement in the field of sleep medicine.

•

Celebrated the official opening of ResMed’s new technology R&D facility in Ireland (Sandyford in Dublin) and announced a plan to double the Ireland-based software and technology team with 70 jobs over the next four years to support innovation, technology development, and product development.

•

Released updated global chronic obstructive pulmonary disease (COPD) prevalence numbers via a late-breaking abstract at the European Respiratory Society Congress. Based on ResMed’s updated research, it’s estimated over 480 million people worldwide suffer from COPD, a 22-126% increase over today’s most cited resources.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.44 per share. The dividend will have a record date of November 10, 2022, payable on December 15, 2022. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 9, 2022, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 9, 2022, through November 10, 2022, inclusive.

Webcast details

ResMed will discuss its first-quarter fiscal year 2023 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2023 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13733726. The telephone replay will be available until November 10, 2022.

RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 4 of 10

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2022	September 30, 2021
Net revenue	$950,294	$904,015

Cost of sales	403,110	386,667
Amortization of acquired intangibles (1)	6,374	11,059

Total cost of sales	$409,484	$397,726

Gross profit	$540,810	$506,289

Selling, general, and administrative	193,933	176,719
Research and development	63,188	59,950
Amortization of acquired intangibles (1)	7,950	7,707
Total operating expenses	$265,071	$244,376
Income from operations	275,739	261,913

Other income (expenses), net:
Interest income (expense), net	$(7,134)	$(5,360)
Loss attributable to equity method investments	(2,028)	(1,386)
Gain (loss) on equity investments	(3,280)	5,612
Other, net	(1,504)	(1,991)

Total other income (expenses), net	(13,946)	(3,125)

Income before income taxes	$261,793	$258,788
Income taxes	51,315	55,175

Net income	$210,478	$203,613

Basic earnings per share	$1.44	$1.40
Diluted earnings per share	$1.43	$1.39
Non-GAAP diluted earnings per share (1)	$1.51	$1.51

Basic shares outstanding	146,431	145,680
Diluted shares outstanding	147,134	146,860

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$207,163	$273,710
Accounts receivable, net	620,483	575,950
Inventories	864,852	743,910
Prepayments and other current assets	341,199	337,908

Total current assets	$2,033,697	$1,931,478
Non-current assets:
Property, plant, and equipment, net	$487,376	$498,181
Operating lease right-of-use assets	125,319	132,314
Goodwill and other intangibles, net	2,276,994	2,282,386
Deferred income taxes and other non-current assets	254,174	251,494

Total non-current assets	$3,143,863	$3,164,375

Total assets	$5,177,560	$5,095,853

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$181,485	$159,245
Accrued expenses	324,055	344,722
Operating lease liabilities, current	21,076	21,856
Deferred revenue	108,195	108,667
Income taxes payable	47,942	44,893
Short-term debt	9,906	9,916

Total current liabilities	$692,659	$689,299
Non-current liabilities:
Deferred revenue	$97,620	$95,455
Deferred income taxes	11,830	9,714
Operating lease liabilities, non-current	114,214	120,453
Other long-term liabilities	5,838	5,974
Long-term debt	785,436	765,325
Long-term income taxes payable	37,076	48,882

Total non-current liabilities	$1,052,014	$1,045,803

Total liabilities	$1,744,673	$1,735,102

STOCKHOLDERS’ EQUITY:
Common stock	$586	$586
Additional paid-in capital	1,701,902	1,682,432
Retained earnings	3,759,783	3,613,736
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(406,128)	(312,747)

Total stockholders’ equity	$3,432,887	$3,360,751

Total liabilities and stockholders’ equity	$5,177,560	$5,095,853

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RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three months ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net income	$210,478	$203,613
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	36,273	39,102
Amortization of right-of-use assets	7,761	8,517
Stock-based compensation costs	16,919	17,303
Loss attributable to equity method investments	2,028	1,386
(Gain) loss on equity investment	3,280	(5,612)
Changes in operating assets and liabilities:
Accounts receivable, net	(56,238)	33,704
Inventories, net	(147,096)	(55,976)
Prepaid expenses, net deferred income taxes and other current assets	(36,784)	(14,391)
Accounts payable, accrued expenses, income taxes payable and other	8,041	(293,303)

Net cash (used in) / provided by operating activities	$44,662	$(65,657)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(29,056)	(27,340)
Patent registration and acquisition costs	(3,317)	(4,453)
Business acquisitions, net of cash acquired	(19,100)	—
Purchases of investments	(4,291)	(6,600)
(Payments) / proceeds on maturity of foreign currency contracts	(3,042)	(3,481)

Net cash used in investing activities	$(58,806)	$(41,874)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,610	4,354
Taxes paid related to net share settlement of equity awards	(59)	(195)
Proceeds from borrowings, net of borrowing costs	50,000	150,000
Repayment of borrowings	(30,000)	—
Dividends paid	(64,431)	(61,189)

Net cash (used in) / provided by financing activities	$(41,880)	$92,970

Effect of exchange rate changes on cash	$(10,523)	$(4,568)

Net increase / (decrease) in cash and cash equivalents	(66,547)	(19,129)
Cash and cash equivalents at beginning of period	273,710	295,278

Cash and cash equivalents at end of period	$207,163	$276,149

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RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended
	September 30, 2022	September 30, 2021
Revenue	$950,294	$904,015

GAAP cost of sales	$409,484	$397,726
Less: Amortization of acquired intangibles (A)	(6,374)	(11,059)

Non-GAAP cost of sales	$403,110	$386,667

GAAP gross profit	$540,810	$506,289
GAAP gross margin	56.9%	56.0%
Non-GAAP gross profit	$547,184	$517,348
Non-GAAP gross margin	57.6%	57.2%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2022	September 30, 2021
GAAP income from operations	$275,739	$261,913
Amortization of acquired intangibles—cost of sales (A)	6,374	11,059
Amortization of acquired intangibles—operating expenses (A)	7,950	7,707
Acquisition-related expenses (A)	745	—

Non-GAAP income from operations	$290,808	$280,679

RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2022	September 30, 2021
GAAP net income	$210,478	$203,613
Amortization of acquired intangibles—cost of sales, net of tax (A)	4,835	8,435
Amortization of acquired intangibles—operating expenses, net of tax (A)	6,031	5,878
Acquisition-related expenses (A)	745	—
Reserve for disputed tax position (A)	—	4,111

Non-GAAP net income (A)	$222,089	$222,037

GAAP diluted shares outstanding	147,134	146,860
GAAP diluted earnings per share	$1.43	$1.39
Non-GAAP diluted earnings per share (A)	$1.51	$1.51

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, acquisition-related expenses and the reserve for disputed tax positions from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD First Quarter 2023 Earnings Press Release – October 27, 2022	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	September 30, 2022 (A)	September 30, 2021 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$339.5	$275.9	23%
Masks and other	238.6	215.1	11

Total Sleep and Respiratory Care	$578.1	$491.0	18
Software-as-a-Service	105.9	97.5	9

Total	$684.0	$588.6	16

Combined Europe, Asia, and other markets
Devices	$178.0	$218.2	(18)%	(10)%
Masks and other	88.3	97.2	(9)	3

Total Sleep and Respiratory Care	$266.3	$315.5	(16)	(6)

Global revenue
Devices	$517.6	$494.2	5%	9%
Masks and other	326.9	312.3	5	8

Total Sleep and Respiratory Care	$844.4	$806.5	5	9
Software-as-a-Service	105.9	97.5	9	9

Total	$950.3	$904.0	5	9

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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